F-6 File # 333-13466
Rule 424(b)(3)
Exhibit A to Deposit Agreement
	_
______________________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one
hundred sixty (160) Deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
ORBITAL CORPORATION LIMITED
(INCORPORATED UNDER THE LAWS OF
THE STATE
OF WESTERN AUSTRALIA,
COMMONWEALTH OF AUSTRALIA)
Overstamp: Effective November 22, 2010 the
ratio has changed to One (1) American
Depositary Share represents Sixteen (16)
deposited Shares.
      The Bank of New York Mellon
(hereinafter called the Depositary), hereby
certifies that
________________________________________
_______________________________, or
registered assigns IS THE OWNER
OF_____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares (herein
called Shares) of Orbital Corporation Limited,
incorporated under the laws of the State of
Western Australia, Commonwealth of Australia
(herein called the Company). At the date hereof,
each American Depositary Share represents one
hundred sixty (160) Shares deposited or subject to
deposit under the Deposit Agreement at the
Melbourne, Victoria, Australia office of Australia
and New Zealand Banking Group Limited or the
Sydney, New South Wales, Australia office of
Westpac Banking Corporation or the Melbourne,
Victoria, Australia office of Indosuez Australia
Limited or the Melbourne, Victoria, Australia
office of National Australia Bank Limited (herein
called a Custodian and collectively the
Custodians). The Depositarys Corporate Trust
office is located at a different address than its
principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive
office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286

1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is one
of an issue (herein called Receipts), all issued and
to be issued upon the terms and conditions set
forth in the Fifth  Amended and Restated Deposit
Agreement, dated as of __________, 2010 (as
that agreement may be further amended or
supplemented in accordance with its terms, the
Deposit Agreement) among the Company, the
Depositary, and all Owners and holders from time
to time of American Depositary Shares issued
thereunder, each of whom by accepting American
Depositary Shares agrees to become a party
thereto and become bound by all the terms and
conditions thereof. The Deposit Agreement sets
forth the rights of owners and holders of the
Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein
called Deposited Securities). Copies of the
Deposit Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the offices of the Custodians.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed provisions
of the Deposit Agreement, to which reference is
hereby made. Capitalized terms not defined herein
shall have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and upon
payment of the fee of the Depositary provided in
this Receipt, and subject to the terms and
conditions of the Deposit Agreement, the Owner
hereof is entitled to delivery, to him or upon his
order, of the Deposited Securities at the time
represented by the American Depositary Shares
for which this Receipt is issued. Delivery of such
Deposited Securities may be made by the delivery
of (a) certificates in the name of such Owner or as
ordered by him or by certificates properly
endorsed or accompanied by proper instruments
of transfer to such Owner or as ordered by him
and (b) any other securities, property and cash to
which such Owner is then entitled in respect of
such Receipts to such Owner or as ordered by
him. Such delivery will be made at the option of
the Owner hereof, either at the office of a
Custodian or at the Corporate Trust Office of the
Depositary, provided that the forwarding of
certificates for Shares or other Deposited
securities for such delivery at the Corporate Trust
Office of the Depositary shall be at the risk and
expense of the owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by
duly authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable transfer
taxes and the fees and expenses of the Depositary
and upon compliance with such regulations, if
any, as the Depositary may establish for such
purpose. This Receipt may be split into other such
Receipts, or may be combined with other such
Receipts into one Receipt, evidencing the same
aggregate number of American Depositary Shares
as the Receipt or Receipts surrendered. As a
condition precedent to the execution and delivery,
registration of transfer, split-up, combination, or
surrender of any Receipt or withdrawal of any
Deposited Securities, the Depositary, a Custodian
or co-registrar may require payment from the
presentor of the Receipt of a sum sufficient to
reimburse it for any tax or other governmental
charge and any stock transfer or registration fee
with respect thereto (including any such tax or
charge and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt, may
require the production of proof satisfactory to it as
to the identity and genuineness of any signature
and may also require compliance with such
regulations, if any, as the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including, without
limitation, Paragraph 22 of this Receipt.
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be suspended,
during any period when the transfer books of the
Depositary are closed, or if any such action is
deemed necessary or advisable by the Depositary
or the Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or commission,
or under any provision of the Deposit Agreement,
or for any other reason subject to paragraph 22
hereof. The surrender of outstanding Receipts and
withdrawal of deposited Securities may not be
suspended subject only to (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the Receipts
or to the withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for deposit
under the Deposit Agreement any Shares required
to be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental charge
shall become payable by or on behalf of the
Depositary or Custodian with respect to any
Receipt, American Depositary Shares or any
Deposited Securities represented by any American
Depositary Shares evidenced hereby, such tax or
other governmental charge shall be payable by the
Owner hereof to the Depositary. The Depositary
may refuse to effect any transfer of this Receipt or
any withdrawal of Deposited Securities evidenced
hereby until such payment is made, and may
withhold any dividends or other distributions, or
may sell for the account of the Owner hereof any
part or all of the Deposited Securities evidenced
by this Receipt, and may apply such dividends or
other distributions or the proceeds of any such
sale in payment of such tax or other governmental
charge, the Owner hereof remaining liable for any
deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares hereunder
shall be deemed thereby to represent and warrant
that such Shares and each certificate therefor are
validly issued, fully paid and non-assessable and
that the person making such deposit is duly
authorized so to do. Every such person shall also
be deemed to represent that Shares deposited by
that person are not restricted securities under the
Securities Act of 1933. Such representations and
warranties shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for deposit
or any Owner of a Receipt may be required from
time to time to file such proof of citizenship or
residence, evidence of the number of Shares
beneficially owned or any other matters necessary
or appropriate to evidence compliance with the
Corporations Law of Australia, the Banking
(Foreign Exchange) Regulations or the Foreign
Takeovers Act 1975 of Australia, exchange
control approval, or such information relating to
the registration on the books of the Company (or
the appointed agent of the Company for transfer
and registration of Shares) presented for deposit
or other information, to execute such certificates
and to make such representations and warranties,
as the Depositary or the Company may deem
necessary or proper. The Depositary may, and
shall if requested by the Company, subject to the
provisions of Section 2.6 of the Deposit
Agreement, withhold the delivery or registration
of transfer of any Receipt or the distribution or
sale of any dividend or other distribution of rights
or of the proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed, such certificates are executed
or such representations and warranties are made.
No Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has been
granted by any governmental body in the
Commonwealth of Australia which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket charges of
the Depositary and those of any Registrar only in
accordance with agreements in writing entered
into between the Depositary and the Issuer from
time to time.  The Depositary shall present its
statement for such charges and expenses to the
Issuer once every three months.  The charges and
expenses of the Custodian are for the sole account
of the Depositary.
      The following charges shall be incurred by
any party depositing or withdrawing Shares or by
any party surrendering Receipts or to whom
Receipts are issued (including, without limitation,
issuance pursuant to a stock dividend or stock
split declared by the Issuer or an exchange
regarding the Receipts or Deposited Securities or
a distribution of Receipts pursuant to Section 4.3
of the Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges, (2) such
registration fees as may from time to time be in
effect for the registration of transfers of Shares
generally on the Share register of the Issuer or
Foreign Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on the
making of deposits or withdrawals hereunder, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in this Deposit
Agreement, (4) such expenses as are incurred by
the Depositary in the conversion of Foreign
Currency pursuant to Section 4.5 of the Deposit
Agreement (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof)
for the execution and delivery of Receipts
pursuant to Section 2.3, 4.3 or 4.4 of the Deposit
Agreement, and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $0.02 or less per American
Depositary Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to, Sections
4.1 through 4.4 thereof, (7) in addition to any fee
charged under clause 6, a fee of $0.02 or less per
American Depositary Share (or portion thereof)
per annum for depositary services (which charge
shall be assessed against Owners as of the date or
dates set by the Depositary in accordance with
Section 4.6 and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions) and (8) a fee for the
distribution of securities pursuant to Section 4.2,
such fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which would
have been charged as a result of the deposit of
such securities (for purposes of this clause (8)
treating all such securities as if they were Shares),
but which securities are instead distributed by the
Depositary to Owners.
      The Depositary, subject to Section 2.9 of
the Deposit Agreement, may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may execute
and deliver Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit Agreement
(Pre-Release).  The Depositary may, pursuant to
Section 2.5 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of
Receipts which have been Pre-Released, whether
or not such cancellation is prior to the termination
of such Pre-Release or the Depositary knows that
such Receipt has been Pre-Released.  The
Depositary may receive Receipts in lieu of Shares
in satisfaction of a Pre-Release.  Each Pre-Release
will be (a) preceded or accompanied by a written
representation from the person to whom Receipts
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times fully
collateralized with cash or such other collateral as
the Depositary deems appropriate, (c) terminable
by the Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as the
Depositary deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of Pre-Releases
will not normally exceed thirty percent (30%) of
the Shares deposited hereunder; provided,
however, that the Depositary reserves the right to
change or disregard such limit from time to time
as it deems appropriate.
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and every
successive holder and Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when properly
endorsed or accompanied by proper instruments
of transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Depositary, notwithstanding any notice to the
contrary, may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for the
purpose of determining the person entitled to
distribution of dividends or other distributions or
to any notice provided for in the Deposit
Agreement or for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be valid
or obligatory for any purpose, unless this Receipt
shall have been executed by the Depositary by the
manual signature of a duly authorized signatory
or, if a Registrar shall have been appointed, by the
manual signature of a duly authorized officer of
the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the periodic
reporting requirements of the Securities Exchange
Act of 1934 and accordingly files certain reports
with the Securities and Exchange Commission
(hereinafter called the Commission). Such reports
and other information will be available for
inspection and copying through the Commissions
EDGAR system or at the public reference
facilities maintained by the Commission in
Washington, D.C.
      The Depositary will make available for
inspection by owners of Receipts at its Corporate
Trust Office any reports and communications,
including any proxy soliciting material, received
from the Company which are both (a) received by
the Depositary as the holder of the Deposited
Securities and (b) made generally available to the
holders of such Deposited Securities by the
Company. The Depositary will also send to
Owners of Receipts copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.
      The Depositary will keep books for the
registration of Receipts and transfers of Receipts
which at all reasonable times shall be open for
inspection by the Owners of Receipts, provided
that such inspection shall not be for the purpose of
communicating with Owners of Receipts in the
interest of a business or object other than the
business of the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary receives any
cash dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at the
time of receipt thereof any amounts received in a
Foreign Currency can in the judgment of the
Depositary be converted on a reasonable basis into
United States dollars transferable to the United
States, and subject to the Deposit Agreement,
convert such dividend or distribution into dollars
and will distribute the amount thus received (net
of expenses, taxes and fees as provided in
Sections 4.5, 4.11 and 5.9 of the Deposit
Agreement) to the Owners of Receipts entitled
thereto. In the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other cash
distribution in respect of any Deposited Securities
an amount on account of taxes, the amount
distributed to the Owners of Receipts for
American Depositary Shares representing such
deposited Securities shall be reduced accordingly.
      Whenever the Depositary receives any
distribution other than a distribution described in
Sections 4.1, 4.3 or 4.4 of the Deposit Agreement,
the Depositary will cause the securities or property
received by it to be distributed to the Owners of
Receipts entitled thereto, in any manner that the
Depositary may deem equitable and practicable
for accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made proportionately
among the Owners of Receipts entitled thereto, or
if for any other reason (including, but not limited
to, any requirement that the Company or the
Depositary withhold an amount on account of
taxes or other governmental charges or that such
securities must be registered under the Securities
Act of 1933 in order to be distributed to Owners
or holders) the Depositary deems such distribution
not to be feasible, the Depositary may adopt such
method as it may deem equitable and practicable
for the purpose of effecting such distribution,
including, if permitted, and subject to applicable
law, the sale, at public or private sale, of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale
shall be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the case
of a distribution received in cash.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may, upon prior approval of the Company, and
shall if the Company shall so request, distribute to
the Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution. In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such fractions and
distribute the net proceeds, all in the manner and
subject to the conditions set forth in the Deposit
Agreement. If additional Receipts are not so
distributed, each American Depositary Share shall
thenceforth also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
determines that any distribution of property
(including Shares and rights to subscribe therefor)
is subject to any tax which the Depositary is
obligated to withhold, the Depositary may dispose
of all or a portion of such property (including
Shares and rights to subscribe therefor) in such
amounts and in such manner as the Depositary
deems necessary and practicable to pay any such
taxes, at public or private sale, and the Depositary
shall distribute the net proceeds of any such sale
after deduction of such taxes to the Owners of
Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall receive
Foreign Currency, by way of dividends or other
distributions or the net proceeds from the sale of
securities, property or rights, and if at the time of
the receipt thereof the Foreign Currency so
received can in the judgment of the Depositary be
converted on a reasonable basis into Dollars and
the resulting Dollars transferred to the United
States, the Depositary shall convert or cause to be
converted, by sale or in any other manner that it
may determine, such Foreign Currency into
Dollars, and such Dollars shall be distributed to
the Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof to
such Dollars, then to the holders of such warrants
and/or instruments upon surrender thereof for
cancellation. Such distribution may be made upon
an averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall be
net of any expenses of conversion into Dollars
incurred by the Depositary as provided in Section
5.9 of the Deposit Agreement.
      If such conversion or distribution can be
effected only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or license,
if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any Foreign
Currency received by the Depositary is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or agency
thereof which is required for such conversion is
denied or in the opinion of the Depositary is not
obtainable, or if any such approval or license is not
obtained within a reasonable period as determined
by the Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate document
evidencing the right to receive such Foreign
Currency) received by the Depositary to, or in its
discretion may hold such Foreign Currency
uninvested and without liability for interest
thereon for the respective accounts of, the owners
entitled to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion make
such conversion and distribution in Dollars to the
extent permissible to the Owners entitled thereto
and may distribute the balance of the Foreign
Currency received by the Depositary to, or hold
such balance uninvested and without liability for
interest thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall have discretion as to
the procedure to be followed in making such
rights available to any Owners or in disposing of
such rights on behalf of any owners and making
the net proceeds (net of expenses, taxes and fees
as provided in Sections 4.5, 4.11 and 5.9 of the
Deposit Agreement) available in Dollars to such
Owners or, if by the terms of such rights offering
or, for any other reason, the Depositary may not
either make such rights available to any Owners or
dispose of such rights and make the net proceeds
available to such Owners, then the Depositary
shall allow the rights to lapse; provided, however,
if at the time of the offering of any rights the
Depositary determines in its discretion that it is
lawful and feasible to make such rights available
to all Owners or to certain Owners but not to
other Owners, the Depositary may distribute, to
any Owner to whom it determines the distribution
to be lawful and feasible, in proportion to the
number of American Depositary Shares held by
such Owner, warrants or other instruments
therefor in such form as it deems appropriate. If
the Depositary determines in its discretion that it
is not lawful and feasible to make such rights
available to certain Owners, it may sell the rights
or warrants or other instruments in proportion to
the number of American Depositary Shares held
by the Owners to whom it has determined it may
not lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net of
expenses, taxes and fees as provided in Sections
4.5, 4.11 and 5.9 of the Deposit Agreement) for
the account of such Owners otherwise entitled to
such rights, warrants or other instruments, upon an
averaged or other practical basis without regard to
any distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or Receipts, or otherwise. The
Depositary shall not be responsible for any failure
to determine that it may be lawful or feasible to
make such rights available to Owners in general or
any Owner or Owners in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments in
order to exercise the rights allocable to the
American Depositary Shares of such Owner
hereunder, the Depositary will make such rights
available to such Owner upon written notice from
the Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion are
reasonably required under applicable law. Upon
instruction pursuant to such warrants or other
instruments to the Depositary from such Owner to
exercise such rights, upon payment by such Owner
to the Depositary for the account of such Owner
of an amount equal to the purchase price of the
Shares to be received in exercise of the rights, and
upon payment of the fees of the Depositary as set
forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Company shall cause the Shares so purchased
to be delivered to the Depositary on behalf of
such Owner. As agent for such Owner, the
Depositary will cause the Shares so purchased to
be deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant to Section
2.3 of the Deposit Agreement, execute and deliver
to such Owner Restricted Receipts.
      If registration under the Securities Act of
1933 of the securities to which any rights relate is
required in order for the Company to offer such
rights to Owners and sell the securities
represented by such rights, the Company and the
Depositary will not be required to offer such
rights to the Owners under any circumstances. The
Depositary will not offer any such rights to
Owners, unless and until such a registration
statement is in effect, or unless the offering and
sale of such securities to the Owners of such
Receipts are exempt from registration under the
provisions of such Act. Nothing in this Article 14
or in the Deposit Agreement shall create any
obligation on the part of the Company to file a
registration statement in respect of any such
rights.
15.	RECORD DATES.
      Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to the
Deposited Securities, or whenever for any reason
the Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share or whenever the Depositary shall
receive notice of any meeting of holders of Shares
or other Deposited Securities, the Depositary will
fix a record date, which shall, insofar as is
reasonably practicable, be the same date as the
record date established by the Company in respect
of the Shares for the determination of the Owners
of Receipts who will be entitled to receive such
dividend, distribution or rights, or the net
proceeds of the sale thereof, or to give instructions
for the exercise of voting rights at any such
meeting, or for fixing the date on or after which
each American Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting of
holders of Shares or other Deposited Securities,
the Depositary shall, as soon as practicable after
the fixing of a record date, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary, which
shall contain (a) such information as is contained
in such notice of meeting, and (b) a statement that
the Owners of Receipts as of the close of business
on a specified record date will be entitled, subject
to any applicable provision of law and of the
Articles of Association of the Company, to
instruct the Depositary as to the exercise of the
voting rights, if any, pertaining to the amount of
Shares or other Deposited Securities represented
by their respective American Depositary Shares
and (c) a statement as to the manner in which such
instructions may be given, including an express
indication that instructions may be given to the
Depositary to give a discretionary proxy to a
person designated by the Issuer. Upon the written
request of an Owner of a Receipt on such record
date, received on or before the date established by
the Depositary for such purpose, the Depositary
shall endeavor in so far as practicable to vote or
cause to be voted the amount of Shares or other
Deposited Securities represented by the American
Depositary Shares evidenced by such Receipt in
accordance with the instructions set forth in such
request.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value, change
in par value, split-up, consolidation, or any other
reclassification of Deposited Securities, or upon
any recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or
in respect of Deposited Securities shall be treated
as new Deposited Securities under the Deposit
Agreement, and American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or conversion,
unless additional Receipts are delivered pursuant
to the following sentence. In any such case the
Depositary may, and shall if the Company shall so
request, execute and deliver additional Receipts as
in the case of a dividend on the Shares, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
evidencing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the Company
nor any of their directors, employees, agents or
controlling persons (as defined under the
Securities Act of 1933) shall incur any liability to
any Owner or holder of any Receipt, if by reason
of any provision of any present or future law of
the United States or any other country, or of any
other governmental authority, or by reason of any
provision, present or future, of the Articles of
Association of the Company, or by reason of any
act of God or war or other circumstances beyond
its control, the Depositary or the Company or any
of their directors, employees, agents or controlling
persons, shall be prevented or forbidden from, or
be subject to any civil or criminal penalty on
account of, doing or performing any act or thing
which by the terms of the Deposit Agreement it is
provided shall be done or performed; nor shall the
Depositary or the Company or any of their
directors, employees, agents or controlling
persons, incur any liability to any Owner or holder
of a Receipt by reason of any non-performance or
delay, caused as aforesaid, in the performance of
any act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or
performed, or by reason of any exercise of, or
failure to exercise, any discretion provided for in
the Deposit Agreement. Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or 4.3 of
the Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the Deposit
Agreement, or for any other reason, such
distribution or offering may not be made available
to Owners of Receipts, and the Depositary may
not dispose of such distribution or offering on
behalf of such Owners and make the net proceeds
available to such Owners, then the Depositary
shall not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor any
of their directors, employees, agents or controlling
persons, assumes any obligation or shall be subject
to any liability under the Deposit Agreement to
Owners or holders of Receipts, except to perform
such obligations as are specifically set forth and
undertaken by it to perform in the Deposit
Agreement ,without negligence or bad faith. The
Depositary shall not be subject to any liability
with respect to the validity or worth of the
Deposited Securities. Neither the Depositary nor
the Company nor any of their directors,
employees, agents or controlling persons, shall be
under any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities, any American
Depositary Shares or the Receipts, which in its
opinion may involve it in expense or liability,
unless indemnity satisfactory to it against all
expense and liability be furnished as often as may
be required, and the Custodians shall not be under
any obligation whatsoever with respect to such
proceedings, the responsibility of the Custodians
being solely to the Depositary. Neither the
Depositary nor the Company nor any of their
directors, employees, agents or controlling persons
shall be liable for any action or nonaction by it in
reliance upon the advice of or information from
legal counsel, accountants, any person presenting
Shares for deposit, any Owner or holder of a
Receipt, or any other person believed by it in good
faith to be competent to give such advice or
information. The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith and in accordance with the terms of
the Deposit Agreement. The Depositary shall not
be liable for any acts or omissions made by a
successor depositary whether in connection with a
previous act or omission of the Depositary or in
connection with a matter arising wholly after the
removal or resignation of the Depositary, provided
that the Depositary exercised its best judgment
and good faith while it acted as Depositary. The
Company has agreed to indemnify the Depositary,
its directors, employees,, agents and affiliates and
any Custodian against, and hold each of them
harmless from, any liability or expense (including,
but not limited to, the fees and expenses of
counsel) which may arise out of acts performed or
omitted, in accordance with the provisions of the
Deposit Agreement and of the Receipts, as the
same may be amended, modified, or
supplemented from time to time, (i) by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates, except
for any liability or expense arising out of the
negligence or bad faith of either of them, or (ii) by
the Company or any of its directors, employees,
agents and affiliates. No disclaimer of liability
under the Securities Act of 1933 is intended by
any provision of the Deposit Agreement or this
Receipt. The Depositary has agreed to indemnify
the Company and hold it harmless from any
liability or expense (including reasonable fees and
expenses of counsel) which may arise out of acts
performed or omitted by the Depositary or any of
its Custodians due to their negligence or bad faith.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT
OF SUBSTITUTE OR ADDITIONAL
CUSTODIANS.
      The Depositary may at any time resign as
Depositary hereunder by written notice of its
election so to do delivered to the Company, such
resignation to take effect upon the appointment of
a successor depositary and its acceptance of such
appointment as provided in the Deposit
Agreement. The Depositary may at any time be
removed by the Company by 120 days prior
written notice of such removal, to become
effective upon the later of (i) the 120th day after
delivery of the notice to the Depositary or (ii) the
appointment of a successor depositary and its
acceptance of such appointment as provided in the
Deposit Agreement. The Depositary shall give
notice in writing to all Owners of the appointment
of and the name and location of any Custodian
not named in the Receipts. Whenever the
Depositary in its discretion determines that it is in
the best interest of the Owners of Receipts to do
so, it may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may deem
necessary or desirable. Any amendment which
shall impose or increase any fees or charges (other
than taxes and other governmental charges,
registration fees, cable, telex or facsimile
transmission costs delivery costs or other such
expenses), or which shall otherwise prejudice any
substantial existing right of Owners of Receipts,
shall, however, not become effective as to
outstanding Receipts until the expiration of three
months after notice of such amendment shall have
been given to the Owners of outstanding
Receipts. Every Owner of a Receipt at the time
any amendment so becomes effective shall be
deemed, by continuing to hold such Receipt, to
consent and agree to such amendment and to be
bound by the Deposit Agreement as amended
thereby. In no event shall any amendment impair
the right of the owner of any Receipt to surrender
such Receipt and receive therefor the Deposited
Securities evidenced thereby.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary will at any time at the
direction of the Company terminate the Deposit
Agreement by mailing notice of such termination
to the Owners of all Receipts then outstanding at
least 90 days prior to the date fixed in such notice
for such termination. The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company and
the owners of all Receipts then outstanding if at
any time 90 days shall have expired after the
Depositary shall have delivered to the Company a
written notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement. If any
Receipts shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that the
Depositary shall continue to collect dividends and
other distributions pertaining to Deposited
Securities, shall sell rights as provided in the
Deposit Agreement, and shall continue to deliver
Deposited Securities, together with any dividends
or other distributions received with respect thereto
and the net proceeds of the sale of any rights or
other property, in exchange for Receipts
surrendered to the Depositary. At any time after
the expiration of six months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the Deposit
Agreement and may thereafter hold uninvested
the net proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for interest, for
the pro rata benefit of the Owners of Receipts
which have not theretofore been surrendered, such
Owners thereupon becoming general creditors of
the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be
discharged from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash and except for its
obligations to the Company with respect to
indemnification. Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the Deposit
Agreement except for its obligations to the
Depositary with respect to indemnification,
charges, and expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any provisions in this
Receipt or the Deposit Agreement to the contrary,
the Company and the Depositary have each
agreed that it will not exercise any rights it has
under the Deposit Agreement or this Receipt to
prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the
United States securities laws, including, but not
limited to Section I.A.(l) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time, under
the Securities Act of 1933.
23.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DIRECT
REGISTSRATION SYSTEM.
      Notwithstanding anything to the contrary
in the Deposit Agreement:
            (a)	American Depositary
Shares may be certificated securities evidenced by
Receipts or uncertificated securities.  The form of
Receipt annexed as Exhibit A to the Deposit
Agreement describes the terms and conditions of,
and will be the prospectus required under the
Securities Act of 1933 for, both certificated and
uncertificated American Depositary Shares.
Except for those provisions of the Deposit
Agreement that by their nature do not apply to
uncertificated American Depositary Shares, all the
provisions of the Deposit Agreement shall apply,
mutatis mutandis, to uncertificated American
Depositary Shares as well as to certificated
American Depositary Shares, and to Owners and
holders of uncertificated American Depositary
Shares as well as to Owners and holders of
Receipts.
            (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean (A) book-entry transfer of
American Depositary Shares to an account at The
Depository Trust Company, or its successor
(DTC), designated by the person entitled to such
delivery,  (B) registration of American Depositary
Shares not evidenced by a Receipt on the books
of the Depositary in the name requested by the
person entitled to such delivery and mailing to
that person of a statement confirming that
registration or (C) if requested by the person
entitled to such delivery, delivery at the Corporate
Trust Office of the Depositary to the person
entitled to such delivery of one or more Receipts
evidencing American Depositary Shares registered
in the name requested by that person.
            	(ii)	The term surrender,
when used with respect to Receipts, shall mean
(A) one or more book-entry transfers of American
Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its
Corporate Trust Office of an instruction to
surrender American Depositary Shares not
evidenced by a Receipt  or (C) surrender to the
Depositary at its Corporate Trust Office of one or
more Receipts evidencing American Depositary
Shares.
            (c)	American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered securities
under the laws of the State of New York.
            (d)	The Depositary shall have a
duty to register a transfer in the case of
uncertificated American Depositary Shares, upon
receipt from the Owner of a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as provided
in subsection (f) below).  The Depositary, upon
surrender of a Receipt for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt and
send the Owner a statement confirming that the
Owner is the owner of the same number of
uncertificated American Depositary Shares that
the surrendered Receipt evidenced. The
Depositary, upon receipt of a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as provided
in subsection (f) below) from the Owner of
uncertificated American Depositary Shares for the
purpose of exchanging for certificated American
Depositary Shares, shall execute and deliver to the
Owner a Receipt evidencing the same number of
certificated American Depositary Shares.
            (e)	Upon satisfaction of the
conditions for replacement of a Receipt that is
mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by that
Receipt in uncertificated form unless otherwise
requested by the Owner.
            (f)	(i)  The parties
acknowledge that the Direct Registration System
(DRS) and Profile Modification System (Profile) shall apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by DTC.
DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary
Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American
Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
            	(ii)  In connection with and
in accordance with the arrangements and
procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

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